                                                                               .
                                                                               .
                                                                               .

                                                                Exhibit 10(t)(2)

          2004 RESTRICTED SHARE AND RETENTION INCENTIVE AWARD AGREEMENT

                    Participant's Name: Patricia D. Comiskey

Awards:
2004:            5000 Shares
2005:            4500 Shares
2006:            3500 Shares
2007:            2500 Shares
2008:            2000 Shares

      This 2004 RESTRICTED SHARE AND RETENTION INCENTIVE AWARD AGREEMENT (the "Agreement") dated as of January 2, 2004, as amended as of February 22, 2005, is between EDO Corporation, a New York corporation (the "Company"), and Patricia D. Comiskey ("you" or the "Participant").

      The EDO Corporation 2002 Long-Term Incentive Plan (the "Plan") is intended to foster and promote the long-term financial success of the Company by motivating superior performance by means of providing for the acquisition of an ownership interest in the Company by Eligible Employees. The Company's Board of Directors has designated its Compensation Committee (the "Committee") as the committee to administer the Plan. The applicable terms of the Plan are incorporated herein by reference. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to such terms in the Plan.

      Pursuant to Section 7(a) of the Plan, on January 2, 2004, the Committee decided to make the Awards of the Company's Common Stock, par value $1 per share (the "Common Shares") to you, as described above and subject to the terms and conditions described below:

            - You must be employed by the Company on January 2 of the applicable year set forth above in order to receive the grant of Restricted Shares for that year.

            - Shares will be issued upon approval of the company's year-end financial results by the Audit Committee. The Committee may withhold the granting of any annual award based on the company remaining solvent.

1.    Restrictions on Disposition of Common Shares

      A certificate evidencing the Common Shares shall be held by the Company until the lapse of the restrictions and shall contain the following legend on the face thereof:

                  "The transfer of the shares represented by this certificate is restricted pursuant to the terms of an Award Agreement under the EDO Corporation 2002 Long-Term Incentive Plan."

      Upon satisfaction of the restrictions pursuant to Section 2 of this Agreement, a share certificate without legend shall be delivered to you.

2.    Restriction Period

      The Committee has set a Restriction Period for the Common Shares subject to this Agreement. The Restriction Period is three (3) years, beginning on January 2 of the year, which relates to the applicable grant. Unless the Committee permits otherwise, and pursuant to Sections 7 and 11 of the Plan, you will receive the number of Common Shares listed above upon completion of the Restriction Period, which shall not be subject to any restrictions. Transfer of these shares to you will be treated as payment of compensation to you, equal to the Fair Market Value of the shares on that date. The application of the Restricted Period shall apply separately to each of the stated grant years as detailed above. As provided in the Plan, the Committee may, at any time and for any reason, accelerate the Restricted Period on these grants. The Committee also may, at any time and for any reason, accelerate the year(s) in which grants of Restricted Shares are to be received.

3.    Rights as a Shareholder

      Subject to the provisions of Section 7(e) of the Plan, you shall be entitled to receive all dividends and other distributions with respect to the Common Shares.

4.    Change in Control

      Notwithstanding any provision of the Plan or the Agreement, in the event of a "Change in Control" (as defined below),

            (i) if the Participant has not yet received all grants of Restricted Shares for all of the years set forth above, he shall immediately receive all grants of Restricted Shares for all remaining years, as set forth above; and

            (ii) the Restricted Period applicable to the Participant's Restricted Shares shall expire immediately and all such shares shall be nonforfeitable and immediately transferable; and

            (iii) such shares shall be immediately transferred to the Participant.

      For purposes of this Section 4, "Change in Control" shall mean the occurrence of any of the following events:

            (i) as a result of, or in connection with, any cash tender offer, merger, acquisition, disposition, business combination, sale of assets or contested election, or combination of the foregoing, the persons who were members of the Board shall cease to constitute a majority of the Board; or

            (ii) any "person," including a "group" is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

            (iii) the shareholders of the Company approve a definitive agreement for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company, or

            (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

      For purposes of paragraph (ii), the terms "person" and "group" have the same meanings as used in Sections 13(d) and 14(d)(2) of the Exchange Act, except that the terms shall exclude the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any "group" of which any of the foregoing is a member).

      Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

      Notwithstanding any other provision of the Plan, in the event that there is any material change in the Participant's duties, compensation, reporting obligations, location of employment, responsibilities and/or title, at any time following a Change in Control, all Awards of Restricted Shares under this agreement shall become immediately vested.

5.    Vesting

      If a Participant terminates Employment and, at that time, has an Award of Restricted Shares for which the Restricted Period has not yet been satisfied, the Award will be forfeited as of the Participant's date of termination. However, if the Participant terminates employment as a result of his (i) death or (ii) Disability, the Restricted Period with respect to grants of Restricted Shares received in the current and prior years shall expire immediately upon the Participant's termination of Employment and such Restricted Shares shall be fully nonforfeitable; grants of Restricted Shares applicable to subsequent years shall be forfeited as of the Participant's date of termination.

6.    Capital Adjustments for Corporate Transactions

      Upon the occurrence of an event described in Section 4(c) of the Plan, the number of the Common Shares covered by this Agreement shall be proportionately adjusted in accordance with the terms of that Section.

7.    Withholding Taxes

      The Company shall have the right to sell shares and deduct withholding taxes from any payments made pursuant to this Agreement or to make such other provisions, as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payments or the issuance of Common Shares under this Agreement. Whenever, under this Agreement, Common Shares are to be delivered, the Committee shall be entitled to require as a condition of delivery that you remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

8.    Agreement

      Nothing contained in this Agreement and no action taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and you, your executor, administrator or other legal representative, or designated beneficiary or any other persons.

Any reserves that may be established by the Company in connection with this Agreement shall continue to be part of the general funds of the Company and no individual or entity other than the Company shall have any interest in such funds until paid. If and to the extent that you or your executor, administrator or other legal representative, as the case many be, acquires a right to receive any payment from the Company pursuant to this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.    Notices

      You shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements, shares pursuant to this Agreement. Any notices required or permitted to be given shall be in writing and shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until you furnish the proper address. Notice may also be given by fax, telegram, or cable. Notice shall be effective upon receipt. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan, this Agreement or any applicable law. Notice to the Company shall be given as follows:

                        EDO Corporation
                        Attn: Vice President, Human Resources
                        60 East 42nd Street, 42nd floor
                        New York, New York 10165

10.   Entire Agreement

      This Agreement and the Plan contain the entire agreement and understanding between the Company and you with respect to the subject matter hereof and may not be changed, modified or terminated orally but only by a written instrument executed by the Company and you. The Committee shall have complete discretionary authority to interpret this Agreement and the Plan in accordance with the provisions of the Plan.

11.   Governing Law

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without reference to its conflict of law rules to the extent not pre-empted by Federal law, which shall otherwise control.

12.   Severability of Provisions

      If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.

13.   Interpretation, etc.

      The Committee in accordance with the applicable provisions of the Plan shall administer the Plan and this Agreement. All determinations by the Committee as to any matter, including matters of interpretation of this Agreement and the Plan shall be conclusive and binding upon you. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

14.   Amendments

      The Committee shall have the right, from time to time, to amend the Agreement provided that no such amendment shall impair your rights under this Agreement without your consent. The Company shall give written notice to you of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended in a written document signed by both you and the Company.

15.   No Right of Employment

      Nothing in this Agreement and no action by the Company, the Board or the Committee in establishing or administering this Agreement shall be construed as giving you the right to be retained in the employ of the Company or any Subsidiary.

16.   Headings and Captions

      The headings and captions herein are provided for reference and convenience only. They shall not be considered part of this Agreement and shall not be employed in its construction.

17.   Supplements

      The Committee may add any supplement to this Agreement at a later date if such supplement does not adversely affect your rights under this Agreement. All capitalized terms used in such supplements without definition are used as defined in this Agreement or the Plan.

      By signature below, the Company and you have duly executed this Agreement.

EDO CORPORATION

By: /s/ James M. Smith                               February 23, 2005
    ------------------------------                   ------------------
James M. Smith                                       date
Chairman, CEO and President

/s/ Patricia D. Comiskey                             February 23, 2005
----------------------------------                   -----------------
Patricia D. Comiskey                                 date
Participant